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                                                                      EXHIBIT 23
                                                                 (6/30/98 8-K/A)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-18140, 33-21250, 33-24197, 33-38719, 33-38720, 33-62658,
333-42353, and 333-46469 pertaining to the employee share plans named on the facing sheets thereof and Form S-3 No. 333-47493) of Applied Power Inc. and in the related prospectuses, of our report dated March 23, 1998, on the consolidated financial statements of VERO Group plc as at December 31, 1997 and for the year then ended included in the Amended Report (Form 8-K/A) of Applied Power Inc. dated June 30, 1998, filed with the Securities and Exchange Commission.


                                                                /s/Ernst & Young
                                                                ----------------
                                                                   ERNST & YOUNG
                                                           Chartered Accountants

Southampton, England
June 30, 1998